Exhibit 99.3

Investor Fact Sheet June 2013 Rate Filings: NVE-North

Milestones

•	Filing date: June 3, 2013

•	Expected Commission decision: within 210 days

•	Each of the company’s two electric utilities is required to file a general rate case (GRC) every three years. There are no time requirements for the gas division.

Test Year

•	Calendar 2012 with known and measurable adjustments through May 31, 2013.

Revenue (Decrease) Increase Requested

($ millions)

Effective January 1, 2014:

• Electric	($9.4) or (1.4%)

• Gas	$10.2 or 11.4%

Impact on Customer Bills

•	Electric – commercial: average decrease of 2.81%.

•	Electric – residential: because of shifts in cost of service, typical single family customer would experience an increase of 1.77%:

Current typical bill =	$83.58 (746 kWh)

Proposed typical bill =	$85.06 (746 kWh)

•	Gas: typical single family residential customer would experience an increase of 11.04%:

Current typical bill =	$35.87 (56 therms)

Proposed typical bill =	$39.83 (56 therms)

For more information, contact Investor Relations:

Max Kuniansky: 702.402.5627 or mkuniansky@nvenegy.com

Jessica Lucero: 702.402.5612 or jlucero@nvenergy.com

Key Drivers of Revenue (Decrease) Increase

($ millions)

Electric:

• O&M reductions	$(19.9)
• Reallocation of debt between electric and gas	(4.5)
• Depreciation and amortization	8.3
• Return	6.0
• Other	0.7

Gas:

• O&M reductions	$(1.6)
• Return and under-earnings	8.0
• Reallocation of debt between electric and gas	4.8
• Depreciation and amortization	0.8
• Other	(1.8)

Proposed Rate Base ($ millions)

• Electric	$1,552.3
• Gas	$204.2

Capital Structure and Rate of Return

•	Requested in this filing:

Electric
• Debt/equity	53%/47%
• Return on equity	10.4%
• Overall return	7.74%

Gas
• Debt/equity	53%/47%
• Return on equity	10.35%
• Overall return	7.72%

•	Approved in last NVE-North rate case (2010):

Electric
• Return on equity	10.1%
• Overall return	7.86%

Gas
• Return on equity	10.0%
• Overall return	5.15%